                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT:

                             Isabella Bank and Trust
                                  Wholly owned

                      Financial Group Information Services
                                  Wholly owned

                                    FSB Bank
                                  Wholly owned

                      IBT Title and Insurance Agency, Inc.
                                  Wholly owned

                          IB & T Employee Leasing, LLC
                                    79% owned

                               IBT Personnel, LLC
                                    79% owned


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